Exhibit 21
                            TREX MEDICAL CORPORATION
                         Subsidiaries of the Registrant
      At November 17, 1999, the Registrant owned the following companies:
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

                               NAME                                 STATE OR JURISDICTION    PERCENT OF
                                                                      OF INCORPORATION        OWNERSHIP
----------------------------------------------------------------------------------------------------------

Trex Medical France S.A.                                                   France                100
  Trophy Radiologie S.A.                                                   France                100
    Stephan'X S.A.                                                         France                100
    Trophy Benelux S.A.                                                    Belgium               100
    Trophy Radiologie Italia S.R.L.                                         Italy                100
    Trophy Radiologie Japan KK                                              Japan                100
    Trophy Radiologie GmbH                                                 Germany               100
    P.T. Trophy Rajawali Indonesia                                        Indonesia               51*
    Trophy Radiologia Espana SA                                             Spain                100
    Trophy Rontgen SAS                                                     Turkey                 77*
    Trophy Radiologie U.K. Ltd.                                            England               100
    SCI Boucher Debard Baudry Guillot                                      France                100
Trex Medical Systems Corporation                                          Delaware               100
Trex Trophy Dental Inc.                                                   Virginia               100

*Joint Venture/Partnership
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